Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
John C. Ferrara
Chief Financial Officer
EDGAR Online, Inc.
(212) 457-8200
jferrara@edgar-online.com

EDGAR Online Reports First Quarter 2008 Results

Increases First Quarter 2008 Revenues 22%

NEW YORK, NY – April 29, 2008 – EDGAR® Online®, Inc. (NASDAQ: EDGR), today announced that revenues increased 22% to $5.0 million for the quarter ended March 31, 2008, compared to $4.1 million for the same quarter last year. Adjusted EBITDA, which has improved sequentially since the first quarter of 2007, increased to $175,000 for the quarter ended March 31, 2008. EDGAR Online is a leading provider of business and financial information on global companies.

“We are very pleased with the revenue growth we’ve posted in the first quarter and especially in our substantial progress in adjusted EBITDA over the previous year’s first quarter,” said Philip Moyer, EDGAR Online President and CEO. “These results show continued strong interest in our data and solutions business, in XBRL and some short-term results from new custom data processing contracts. While we are facing some economic headwinds, and we will not have the ongoing benefits of some non-recurring fees from data creation, we are also seeing momentum created by the potential mandate of XBRL by the SEC.”

Operating loss was ($615,000), or ($0.02) per share, for the three months ended March 31, 2008 compared to ($1.6 million), or ($0.06) per share, for the same quarter last year. Net loss was ($705,000), or ($0.03) per share, for the three months ended March 31, 2008 compared to ($1.6 million), or ($0.06) per share, for the same quarter last year.

Deferred revenue increased 8% to $4.5 million at March 31, 2008, compared to $4.1 million at December 31, 2007. Deferred revenue represents amounts billed to customers that will be recognized as revenue in future quarters as the Company’s subscription and data products are utilized. At March 31, 2008, cash, cash equivalents and short-term investments totaled $2.5 million, compared to $3.8 million at December 31, 2007.

EDGAR Online, Inc.

2 of 5

KEY FINANCIAL METRICS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2008
Subscriptions	$2,143	$2,147
Data and Solutions	1,757	2,704
Advertising and E-commerce	202	140

Total Revenues	$4,102	$4,991

Net Loss	$(1,552)	$(705)
Interest (Income) Expense, net	(17)	90

Operating Loss	(1,569)	(615)
Severance Costs	—	40
Stock Compensation	265	283
Amortization and Depreciation	437	467

Adjusted EBITDA	$(867)	$175

Net Loss per share	$(0.06)	$(0.03)
Adjusted EBITDA per share	$(0.03)	$0.01

In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA also excludes severance costs and the non-cash charge for stock compensation expense. As required by the SEC, the Company provides the above reconciliation to net loss, which is the most directly comparable GAAP measure. The Company presents adjusted EBITDA as it is a common alternative measure of performance that is used by management as well as investors when analyzing the financial position and operating performance of the Company by excluding certain non-cash expenses, such as stock compensation expense, as well as non-operating items that are not indicative of its core operating results. Further, this non-GAAP financial measure is one of the primary indicators management uses for planning and forecasting future periods. As adjusted EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net loss or any other GAAP measure. Because not all companies calculate adjusted EBITDA in the same manner, the Company’s definition of adjusted EBITDA might not be consistent with that of other companies.

EDGAR Online will hold its quarterly conference call to review results for the quarter ended March 31, 2008 today, Tuesday, April 29, 2008, at 5 p.m. EDT. Philip Moyer, CEO and President, and John Ferrara, CFO, will host the call. To participate, please call (866) 334-3876 (toll-free for domestic callers), or (416) 849-4292 (international callers). The call will also be broadcast simultaneously over the Internet at: http://www.edgar-online.com/investor/. Investors also have the option of calling (866) 245-6755 (domestic) or (416) 915-1035 (international), passcode 948818, for the teleconference replay, which will be available for approximately one week beginning at 7 p.m. on April 29, 2008.

EDGAR Online, Inc.

3 of 5

About EDGAR® Online,® Inc.

EDGAR Online, Inc. (Nasdaq: EDGR), www.edgar-online.com, is a leading provider of value-added business and financial information on global companies to financial, corporate and advisory professionals. The Company makes information and a variety of analysis tools available via online subscriptions and licensing agreements to a large user base.

“Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events and/or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues, (ii) obtain profitability, (iii) obtain additional financing, (iv) changes in general economic and business conditions (including in the online business and financial information industry), (v) actions of our competitors, (vi) the extent to which we are able to develop new services and markets for our services, (vii) the time and expense involved in such development activities, (viii) risks in connection with acquisitions, (ix) the level of demand and market acceptance of our services, and (x) changes in our business strategies.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

EDGAR Online, Inc.

4 of 5

EDGAR Online, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31, (unaudited)
	2007	2008
Revenues:
Subscriptions	$2,143	$2,147
Data and solutions	1,757	2,704
Advertising and e-commerce	202	140

Total revenues	4,102	4,991

Total cost of sales	679	798

Gross profit	3,423	4,193

Sales and marketing	1,295	1,215
Product development	1,025	1,021
General and administrative	2,235	2,065
Severance costs	—	40
Amortization and depreciation	437	467

Total operating expenses	4,992	4,808

Operating loss	(1,569)	(615)

Interest income (expense), net	17	(90)

Net loss	$(1,552)	$(705)

Weighted average shares outstanding—basic and diluted	25,828	26,279

Net loss per share – basic and diluted	$(0.06)	$(0.03)

EDGAR Online, Inc.

5 of 5

EDGAR Online, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2007*	March 31, 2008
	(unaudited)
Assets

Cash, cash equivalents and short-term investments	$3,778	$2,494
Accounts receivable, net	2,799	3,521
Other assets	233	240

Total current assets	6,810	6,255

Property and equipment, net	1,192	1,227
Goodwill	2,189	2,189
Intangible assets, net	4,198	3,886
Other assets	1,232	1,145

Total assets	$15,621	$14,702

Liabilities and Stockholders’ Equity

Accounts payable and accrued expenses	$3,422	$2,655
Deferred revenues	4,116	4,461
Current portion of long-term debt	125	187

Total current liabilities	7,663	7,303

Long-term debt	2,281	2,229
Other long-term liabilities	637	521

Total liabilities	10,581	10,053

Stockholders’ equity:
Common stock	274	274
Treasury stock	(1,959)	(1,931)
Additional paid-in capital	71,902	72,188
Accumulated deficit	(65,177)	(65,882)

Total stockholders’ equity	5,040	4,649

Total liabilities and stockholders’ equity	$15,621	$14,702

*	Derived from the Company’s audited December 31, 2007 financial statements.

# # # #